As filed with the Securities and Exchange Commission on July 28, 1999

                                                      Registration No. 333-51591

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                                   LYCOS, INC.

             (Exact name of registrant as specified in its charter)
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
           DELAWARE                                                             04-3277338
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
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                    400-2 TOTTEN POND ROAD, WALTHAM, MA 02154
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                 ROBERT J. DAVIS
                                   LYCOS, INC.
                             400-2 TOTTEN POND ROAD
                          WALTHAM, MASSACHUSETTS 02154
               (Name and address of agent for service of process)

                                 (781) 370-2700
          (Telephone number, including area code, of agent for service)

                              --------------------
                                    Copy to:
                              MARK H. BURNETT, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

        The Registrant hereby removes from registration under this Registration Statement (No. 333-51591) 484,438 shares of Common Stock, $.01 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. The Offered Shares were registered in connection with the Registrant's acquisition of WiseWire Corporation (the "Acquisition").

        By the terms of this Registration Statement and an Agreement and Plan of Merger by and among the Registrant, WiseWire Corporation and the other parties to the Acquisition, the Registrant was required to keep this Registration Statement effective until the first anniversary of the closing of the Acquisition. As of the date hereof, 960,906 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. All share amounts set forth herein have been adjusted to give effect to the two-for-one stock split made by the Registrant on August 25, 1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on July 28, 1999.

                                                LYCOS, INC.

                                                By: /s/ Robert J. Davis
                                                   -----------------------------
                                                   Robert J. Davis
                                                   President and Chief Executive
                                                   Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on July 28, 1999.
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

Signature                                   Title                                                     Date
---------                                   -----                                                     ----

                                            President, Chief Executive Officer and                July 28, 1999
/s/  Robert J. Davis                        Director (principal executive officer)
-----------------------------
Robert J. Davis

                                            Chief Operating Officer an Chief                      July 28, 1999
/s/  Edward M. Philip                       Financial Officer (principal financial
-----------------------------               and accounting officer)
Edward M. Philip

                                            Director                                              July 28, 1999

              *
-----------------------------
John J. Connors, Jr.

                                            Director                                              July 28, 1999

              *
-----------------------------
Daniel J. Nova                              Director                                               July 28, 1999

              *
-----------------------------
Richard H. Sabot

/s/  Edward M. Philip
-----------------------------
*By:  Edward M. Philip
      as Attorney in Fact
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